Exhibit 10.14

ELECTION FORM AND WAIVER AGREEMENT

This Election Form and Waiver Agreement (“Agreement”) is made and entered into between Michael D. Byars (“Employee”) and BI-LO, LLC./Winn-Dixie Stores, Inc. its officers, agents, employees, successors and assigns and any affiliated company, parent, or subsidiary, and their past and present directors, officers, employees, representatives, successors and assigns (“Winn-Dixie”) with reference to the following facts:

R E C I T A L S

WHEREAS Employee’s job as President/CEO has ended effective March 1, 2013. This date will be referenced herein as Employee’s Separation Date and/or date of separation.

WHEREAS Employee acknowledges that in order to receive the consideration outlined herein, he/she must execute this Agreement and return it to BI-LO, LLC./Winn-Dixie Stores, Inc. Legal Department, Attention: Victoria Wellstead, Assist. General Counsel-Litigation & Employment Law.

WHEREAS Employee and BI-LO, LLC./Winn-Dixie Stores, Inc. seek to protect BI-LO LLC./Winn-Dixie Stores, Inc. against unfair competition and its investment in its workforce.

WHEREAS Employee and BI-LO, LLC./Winn-Dixie Stores, Inc. each desire to settle, fully and finally, all claims, known or otherwise, that Employee could have asserted based on his/her employment relationship and the separation thereof.

THEREFORE, in consideration of the mutual promises set forth in this Agreement, Employee and Winn-Dixie agree as follows:

1. Winn-Dixie Agrees

In full consideration and as material inducement for Employee’s signing of this Agreement, and agreeing to the releases and promises as provided for herein, Winn-Dixie agrees to pay Employee the amounts listed below, less normal withholding tax and FICA deductions, in a single lump sum cash payment within fourteen (14) days of the expiration of the revocation period as described in this Agreement, unless otherwise stated below:

(a)	One Million One Hundred Fifty Thousand Dollars and No Cents ($1,150,000.00);

(b)	an amount equal to the cost of the COBRA coverage for up to an 18-month period following the Employee’s Separation Date for the Employee and his covered dependents, which shall be paid as permitted by and in accordance with Section 7(b)(ii) of the Employee’s Second Amended and Restated Employment Agreement dated March 3, 2012;

(c)	[intentionally left blank];

Election Form and Waiver Agreement

BI-LO, LLC./Winn-Dixie Stores, Inc. / Michael D. Byars

(d)	$110,577, which is an amount equal to the Employee’s unpaid bonus earned for the first fiscal quarter of 2013 (based on a pro-rated portion of the Employee’s target annual bonus), prorated for the number of days the Employee was employed by Winn-Dixie during such partially completed fiscal quarter; and

(e)	$44,231, which is an amount equal to twenty (20) accrued and unused vacation days.

As additional consideration and as material inducement for Employee’s signing of this Agreement and agreeing to the releases and promises as provided for herein, Winn-Dixie further agrees:

(x)	to only verify dates of employment through The Work Number at (800) 996-7566 or http://www.theworknumber.com if contacted by an employer or prospective employer of Employee;

(y)	to not contest Employee’s entitlement to unemployment benefits, if any, he/she may be entitled to in accordance with applicable state unemployment laws and regulations; and

(z)	that this Agreement does not waive or alter the Employee’s rights and interests under that certain BI-LO Holding, LLC 2012 Executive Incentive Pool Plan Award Agreement dated March 8, 2012. Winn-Dixie and the Employee further agree and acknowledge that (i) Employee’s interests are 35,000 Pool Units and (ii) that, pursuant to Section 3(b) of the BI-LO Holding, LLC 2012 Executive Incentive Pool Plan Award Agreement dated March 8, 2012, 50% of such Units are currently vested and 50% of such Units are forfeited.

2. Complete and Full General Release of All Claims

In consideration for the benefits set out more fully below, Employee, for himself/herself, his/her heirs, successors and assigns, hereby, unconditionally and forever releases and discharges Winn-Dixie and any affiliated company, parent, or subsidiary, and their past and present directors, officers, employees, representatives, successors and assigns from any and all claims, whether known or not, including but not limited to, claims, rights, or amounts for attorneys’ fees, wages, debts or damages of any kind arising out of, but not limited to, his/her hiring, employment, treatment by or separation from employment with Winn-Dixie. This Agreement applies to all claims and causes of action including, but not limited to, claims, arising under any civil rights statutes, including but not limited to the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1871, the Employee Retirement Income Security Act, the Americans With Disabilities Act (ADA), the ADA Amendments Act of 2008, the Age Discrimination in Employment Act of 1967, the Family Medical Leave Act, the Fair Labor Standards Act of 1938, the Rehabilitation Act of 1973, the Equal Pay Act, the Lily Ledbetter Fair Pay Act of 2009, the Worker Adjustment and Retraining Notification Act, the Uniform Services Employment and Re-employment Rights Act, the Occupational Health and Safety Act, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act, the Florida Civil Rights Act, or any other local, state or federal law or regulation of whatever kind, or any theory of contract or tort based on events occurring prior to the execution of this Agreement.

Election Form and Waiver Agreement

BI-LO, LLC./Winn-Dixie Stores, Inc. / Michael D. Byars

Employee expressly acknowledges that he/she has received all amounts due from BI-LO/Winn-Dixie through the Separation Date, including, but not limited to, the following: (a) all wages and other compensation earned, (b) payment for all accrued but unused vacation time, if any, (c) full payment for all overtime to which Employee was entitled, if any; (d) reimbursement for all reasonable and necessary travel, entertainment and other expenses incurred on behalf of Winn-Dixie; and (e), with the exception of any benefit entitlements that are vested as of the Separation Date pursuant to the terms of a BI-LO/Winn-Dixie sponsored benefit plan governed by ERISA, no other amounts are due to Employee from BI-LO/Winn-Dixie except pursuant to this Agreement (if it becomes effective and enforceable). Provided however that Winn-Dixie and the Employee agree that the Employee is still eligible to receive payments (i) as described in Section l(c) above pursuant to the 2012 BI-LO General Management Incentive Plan and 2012 Supplemental Incentive Plan and (ii) as described in Section l(z) above pursuant to the BI-LO Holding, LLC 2012 Executive Incentive Pool Plan Award Agreement dated March 8, 2012.

3. No Other Filings

Employee represents that he/she has not filed any charges, complaints or other accusatory pleadings against BI-LO/Winn-Dixie or any of its officers, directors, employees or representatives based upon or arising out of any aspect of his/her employment relationship with BI-LO/Winn-Dixie or separation therefrom which may have accrued as of the date of the execution of this Agreement. Employee agrees that if at any time after the execution of this Agreement it is established that he/she violated the terms of this provision, BI-LO/Winn-Dixie shall have the right to seek appropriate relief, including, but not limited to, a permanent injunction restraining Employee from further violations. Employee further agrees that damages for any breach of this provision will be difficult to calculate and that should Employee breach this provision, BI-LO/Winn-Dixie shall be entitled to both stop payment of any funds owed under this Agreement and bring legal action against Employee in a court of competent jurisdiction for each such breach. As liquidated damages for each such breach and not as a penalty for such breach. Employee further agrees that with respect to the claims he/she is waiving, he/she is waiving his/her right to recover money or other relief in any action that might be brought on his/her behalf by any other person or entity including, but not limited to, the United States Equal Employment Opportunity Commission, the Department of Labor, or any other (U.S. or foreign) federal, state or local governmental agency or department.

4. Confidentiality

Employee agrees that the facts, contents, and terms of this Agreement shall be completely confidential and will not be disclosed to any third party except (a) as required by law, (b) as required to obtain legal or financial advice, or (c) to Employee’s immediate family, including parents, spouse and/or children. Employee further agrees that the only statement he/she will make about his/her separation from BI-LO/Winn-Dixie is that his/her employment ended by way of Job Elimination. Employee agrees that if at any time following the Separation Date it is established that he/she violated the terms of this confidentiality provision, BI-LO/Winn-Dixie shall have the right to seek appropriate relief,

Election Form and Waiver Agreement

BI-LO, LLC./Winn-Dixie Stores, Inc. / Michael D. Byars

including, but not limited to, a permanent injunction restraining Employee from further violations. If Employee has any question regarding what data or information BI-LO, LLC./Winn-Dixie Stores, Inc. would consider to be subject to this prohibition, Employee agrees to contact BI-LO’s/Winn-Dixie’s Employment Law Department in writing for written clarification.

5. Non-Admission of Liability

It is understood and agreed that this Agreement has been reached purely on a compromise basis and is not to be construed as an admission by either Employee or BI-LO/Winn-Dixie of any violation of any federal, state or local law, ordinance, or administrative regulation, or any action in contract or tort which either party could have brought in a subsequent lawsuit.

6. Return of Documents and Materials

Employee agrees to return all documents and equipment owned by BI-LO/Winn-Dixie in his/her possession, custody or control upon his/her Separation Date. The term equipment includes, but is not limited to laptops, wireless communication devices, credit cards, access cards or any other equipment specifically assigned to Employee and used for business purposes by Employee (“Equipment”) as President/CEO. The term equipment does not include business cards, office supplies, pencils or any other item not specifically assigned to Employee. Employee further agrees to return all materials, memorandum, notes, records, lists, or any other documents or tangible medium containing proprietary information pertaining to Winn-Dixie’s business or its customers (“Materials”) upon his/her Separation Date. For purposes of this paragraph, the term document does not include documents received as a shareholder or any agreements between Employee and Bi-LO, LLC./Winn-Dixie Stores, Inc.

7. Non-Solicitation

Employee also agrees that, for one (1) year after the date of execution of this Agreement, Employee will not directly or indirectly, without BI-LO, LLC./Winn-Dixie Stores, Inc. prior written consent, solicits employees of to BI-LO, LLC/Winn-Dixie Stores, Inc. who worked under Employee’s supervision and with whom Employee had business dealings for the purpose of inducing them to leave their employment with to BI-LO, LLC./Winn-Dixie Stores, Inc.

Election Form and Waiver Agreement

BI-LO, LLC./Winn-Dixie Stores, Inc. / Michael D. Byars

In the event of any breach by Employee of the above-referenced non-solicitation clause, the resulting injuries to Winn-Dixie would be difficult or impossible to estimate accurately, but it is certain that injury or damages will result to the business of Winn-Dixie. Employee therefore agrees that, in the event of any such breach, BI-LO/Winn-Dixie shall be entitled, in addition to any available legal or equitable remedies for damages, to an injunction to restrain the violation or anticipated violation of those provisions of this Agreement. BI-LO’s/Winn-Dixie’s rights under this paragraph shall be in addition to every other remedy (equitable, statutory, legal or contractual) to which BI-LO/Winn-Dixie may be entitled.

8. Non-Disparagement

Employee agrees to refrain from publicly or privately either directing any disparaging or defamatory remarks regarding BI-LO, LLC./Winn-Dixie Stores, Inc. or engaging in any form of disparaging or defamatory conduct that disparages Winn-Dixie, and BI-LO, LLC portrays BI-LO, LLC./Winn-Dixie Stores, Inc. in a negative light or otherwise impairs the reputation, goodwill or commercial interests of Winn-Dixie. Employee understands and agrees that this restriction prohibits, among other things, the making of disparaging or defamatory remarks regarding BI-LO, LLC/Winn-Dixie or engaging in any disparaging or defamatory conduct that disparages, portrays in a negative light, or otherwise impairs the reputation, goodwill or commercial interests of BI-LO, LLC./Winn-Dixie Stores, Inc. to any (1) member of the general public; (2) either customers, vendors or suppliers or potential customers, vendors or suppliers of Winn-Dixie; (3) current, former or prospective employees of BI-LO, LLC./Winn-Dixie Stores, Inc.; or (4) member(s) of the press or other media.

9. Full Disclosure

Employee has disclosed to BI-LO, LLC./Winn-Dixie Stores, Inc. any information in his/her possession concerning any conduct involving BI-LO/Winn-Dixie or its affiliates that Employee has any reason to believe involves any false claims to the United States or any other governmental body, any violations of the Sarbanes-Oxley Act or that may be unlawful or violate BI-LO’s/Winn-Dixie’s policies in any respect.

10. Non-Disclosure

Employee agrees that in his/her position as President/CEO, he/she had access to and indeed did review proprietary and confidential information that both was not available to the general public and to BI-LO, LLC. /Winn-Dixie Stores, Inc. took reasonable steps to protect from being disseminated to the public. This information included, but was not limited to customer, supplier and vendor information; processes; know-how; trade secrets defined as information including a formula, pattern, compilation, program, device, method, technique, or process that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; other valuable confidential business information or professional information that otherwise does not qualify as trade secrets; pricing; marketing strategies; and all other similar and related information of BI-LO/Winn-Dixie. Employee further agrees that BI-LO/Winn-Dixie has a legitimate business

Election Form and Waiver Agreement

BI-LO, LLC./Winn-Dixie Stores, Inc. / Michael D. Byars

interest in protecting substantial relationships with specific prospective or existing customers, vendors, or suppliers; customer or vendor goodwill associated with its business; and extraordinary or specialized training. In light of Employee’s access to this information, Employee furthermore agrees that he/she will not at any time disclose any of BI-LO’s /Winn-Dixie’s proprietary, secret or confidential information to any person or party, directly or indirectly, for a period of at least five (5) years from the date of Employee’s execution of this Agreement.

If the aforementioned covenant is breached, Winn-Dixie shall have any and all legal remedies as may be available to it, and Winn-Dixie shall be entitled to an immediate injunction from a court of competent jurisdiction to prevent the continuation of the breach without further having to show damage.

Whether or not Employee signs this Agreement, Employee still has continuing obligations under BI-LO’s / Winn-Dixie’s proprietary/trade secret information, and restrictive covenant agreements that Employee signed, if any, and protections against the misappropriation of trade secrets under applicable law.

11. Agreement to Cooperate Against Claims

Employee agrees that he/she will make himself/herself available to BI-LO/Winn-Dixie, at mutually acceptable times, with respect to any administrative or legal claims made against Winn-Dixie or its benefit plans that accrued during the time he/she was employed with BI-LO/Winn-Dixie. As such, Employee agrees that he/she will consent to informational interviews, complete statements, and otherwise make himself/herself available as needed and at mutually acceptable times and places.

12. Complete Agreement

It is understood and agreed that this Agreement and the BI-LO Holding, LLC 2012 Executive Incentive Pool Plan Award Agreement dated March 8, 2012 set forth the entire agreement between Employee and Winn-Dixie and supersede any previous agreements between Employee and to BI-LO, LLC./Winn-Dixie Stores, Inc.

13. Choice of Law

This Agreement is to be construed according to the laws of the State of Florida.

14. Severability

Should any provision of this Agreement be declared unlawful, invalid or unenforceable, the invalid, unlawful or unenforceable provision (or portion thereof) shall interpreted or modified so as to provide to BI-LO, LLC./Winn-Dixie Stores, Inc. with the maximum protection that is valid, lawful and enforceable, consistent with the intent of to BI-LO, LLC./Winn-Dixie Stores, Inc. and Employee in entering into this Agreement. If such provision (or portion thereof) cannot be interpreted or modified so as to be valid, lawful and enforceable, that provision (or portion thereof) shall be construed as narrowly as possible and shall be severed from the remainder of this Agreement (or provision), and the remainder shall remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Agreement.

Election Form and Waiver Agreement

BI-LO, LLC./Winn-Dixie Stores, Inc. / Michael D. Byars

15. Acknowledgment

EMPLOYEE REPRESENTS AND ACKNOWLEDGES THAT HE/SHE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO ENTERING THIS AGREEMENT, AND THAT HE/SHE HAS BEEN PROVIDED WITH A PERIOD OF AT LEAST FORTY-FIVE (45) DAYS WITHIN WHICH TO CONSIDER THE AGREEMENT. EMPLOYEE FURTHER REPRESENTS AND ACKNOWLEDGES THAT HE/SHE HAS READ THIS AGREEMENT IN ITS ENTIRETY, THAT THE AGREEMENT IS WRITTEN IN A MANNER CALCULATED TO BE UNDERSTOOD BY HIM/HER, THAT HE/SHE FULLY UNDERSTANDS ITS CONTENT AND EFFECT, AND, WITHOUT DURESS OR COERCION, KNOWINGLY AND VOLUNTARILY AGREES TO ITS TERMS AND CONDITIONS. EMPLOYEE ALSO ACKNOWLEDGES AND REPRESENTS THAT THE CONSIDERATION PROVIDED IN EXCHANGE FOR THIS AGREEMENT IS OF VALUE TO HIM/HER AND IS NOT ANYTHING TO WHICH HE/SHE IS ALREADY ENTITLED.

Election Form and Waiver Agreement

BI-LO, LLC./Winn-Dixie Stores, Inc. / Michael D. Byars

EMPLOYEE FURTHER ACKNOWLEDGES THAT HE/SHE MAY REVOKE THIS AGREEMENT AT ANY TIME WITHIN SEVEN (7) DAYS OF EXECUTING THE AGREEMENT. ANY REVOCATION, HOWEVER, MUST BE IN WRITING AND DELIVERED TO WINN-DIXIE’S SENIOR VICE PRESIDENT OF HUMAN RESOURCES. BOTH PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN (7) DAY REVOCATION PERIOD HAS EXPIRED.

Dated this 5th day of March 2013.

By:	/s/ Michael Byars	By:	/s/ Anita Dahistrom
	Michael Byars		Anita Dahistrom
	Employee ID No: N/A		SVP, Human Resources

Sworn to and subscribed before me
this 5th day of March 2013.

Notary Public
My Commission Expires: 12/18/22